Exhibit 99.1

Boston Communications Group, Inc. To Remain Listed on NASDAQ

Pending Review by Nasdaq Board

BEDFORD, Mass., June 29, 2007 – Boston Communications Group, Inc. (Nasdaq: BCGI), a leading provider of solutions to mobile operators and MVNOs worldwide, today announced that the Nasdaq Board of Directors has called for review the decision of the Nasdaq Listing and Hearing Review Council (the “Listing Council”) dated May 25, 2007, and granted a stay of the delisting of the Company’s securities pending further review by the Board in July 2007. The Company’s securities will remain listed on the NASDAQ Global Market pending further action by the Nasdaq Board.

The Company intends to file its restated financial statements, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as soon as practicable. The Company is working diligently toward the completion of its restated financial statements and the filing of its periodic reports with the Securities and Exchange Commission to regain compliance with Nasdaq’s listing requirements, but there can be no assurance about either a specific filing date or whether the Company’s common stock will continue to be listed on the Nasdaq stock market.

About bcgi

bcgi delivers innovative products and services that enable mobile operators and MVNOs worldwide to differentiate their offerings and increase market penetration while reducing costs. Founded in 1988, bcgi is a leader in identifying and addressing new market needs with proven solutions, including prepaid and postpaid billing, payments and access management. For more information, visit www.bcgi.net.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the continued listing of the Company’s common stock on the Nasdaq stock market and the filing of reports with the Securities and Exchange Commission. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Among the important factors that would cause actual results to differ materially from those indicated by such forward-looking statements are potential delays in the Company’s restatement of its historical financial statements, the Company’s ability to file required reports with the Securities and Exchange Commission, and the actions of the Nasdaq Board of Directors, as well as the other factors that may affect future operating

-more-

results described in the Company’s Form 10-Q for the three months ended March 31, 2006, filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Press Contact:

Patricia Travaline

781.904.5153

ptravaline@bcgi.net